Exhibit 99.1

GENCOR RELEASES SECOND QUARTER FISCAL 2011 RESULTS

May 13, 2011 (PRIME NEWSWIRE) - Gencor Industries, Inc., (Nasdaq: GENC) announced today that revenue for the quarter ended March 31, 2011 was $16.7 million compared to revenue of $24.0 million for the quarter ended March 31, 2010. Gross margin as a percentage of sales decreased to 16.0% for the quarter ended March 31, 2011 from 25.8% for the quarter ended March 31, 2010. Operating income for the quarter ended March 31, 2010 was $2.7 million compared to a $0.2 million operating loss for the quarter ended March 31, 2011.

The Company had non-operating, net investment income of $1.1 million for the quarter ended March 31, 2011 compared to a non-operating, net investment income of $0.6 million for the quarter ended March 31, 2010. The Company had net income of $2.5 million ($.26 per diluted share) for the quarter ended March 31, 2011, compared to net income of $2.7 million ($.28 per diluted share) for the quarter ended March 31, 2010.

At March 31, 2011 the Company had $83.6 million of cash and marketable securities, an increase of $7.3 million over the September 30, 2010 balance of $76.3 million. Net working capital was $94.3 million at March 31, 2011. The Company has no short or long term debt.

E. J. Elliott, Gencor’s Chairman, stated, “Our sales in the second quarter of fiscal 2011, although up $7.8 million from the prior quarter, were still disappointing. We saw our typical slow-downs in the third and fourth quarters of the calendar year push into the first quarter. We attributed the delay in our normal order input patterns to our customers awaiting the outcome of the November mid-term elections. We have seen significant improvement in order input in recent months and expect the fiscal third quarter revenues and operating results to be much improved over the second quarter. Longer term we remain uncertain as to the state of the overall economy and what impact the current budget crisis and infrastructure funding decisions of congress will have on our financial performance.”

Mr. Elliott went on to say, “We have begun to see the impact of rising oil and steel prices on our business. Where possible, we will pass these costs onto our customers. However, in the current economic environment, sales opportunities that do arise continue to be subject to severe competition and lower margins. We will continue to examine our internal processes and related cost structure, making any necessary improvements to preserve our strong balance sheet. In the long run, we believe our strategy to invest in product engineering and development and focus on providing our customers with high quality products and superior service will position us well for the future. We continue to evaluate all opportunities for expansion within our business sector.”

Gencor Industries is a diversified, heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2010; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:	Jeanne Lyons
Corporate Secretary
407-290-6000